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                                                                   EXHIBIT 4.6-A

                                 TRUST AGREEMENT
                                       OF
                              MONY CAPITAL TRUST I

         THIS TRUST AGREEMENT is made as of January 10, 2000 (this "Trust Agreement"), by and between The MONY Group Inc., a Delaware corporation, as depositor (the "Depositor"), and Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee (the "Delaware Trustee"). The Depositor and the Delaware Trustee hereby agrees as follows:

         1. The trust created hereby shall be known as "MONY Capital Trust I" (the "Trust"), in which name the Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Delaware Trustee the sum of $10. The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in substantially the form attached hereto as Exhibit A.

         3. The Depositor and the Delaware Trustee will enter into an amended and restated Trust Agreement satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form S-3 (the "1933 Act Registration Statement") referred to below, or in such other form as the Delaware Trustee and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the trust preferred securities and common securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Delaware Trustee shall not have any duties or obligations hereunder or with respect of the trust estate, except for the filing of the Certificate of Trust with the Delaware Secretary of State. Notwithstanding the foregoing, the Delaware Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Depositor and the Delaware Trustee hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such registration statement, relating to the registration under the
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Securities Act of 1933, as amended (the "1933 Act"), of the trust preferred securities of the Trust, (b) any preliminary prospectus or prospectus supplement thereto relating to the trust preferred securities required to be filed pursuant to Rule 424 under the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the trust preferred securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or other exchange, and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the trust preferred securities to be listed on the New York Stock Exchange or such other exchange or quotation system; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the trust preferred securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust an underwriting agreement with the Depositor and the underwriter or underwriters of the trust preferred securities of the Trust. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange or quotation system, or state securities or Blue Sky laws to be executed on behalf of the Trust by a trustee, the Depositor agrees to appoint administrative trustees who will be hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the administrative trustees, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws.

         5. This Trust Agreement may be executed in one or more counterparts.

         6. The number of Trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. The Delaware Trustee may resign upon thirty days' prior notice to the Depositor.

         7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (with regard to conflict of laws principles).


                            [SIGNATURE PAGE FOLLOWS]
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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                   THE MONY GROUP INC, as Depositor


                                   By:      /s/ David V. Weigel

                                         Name: David V. Weigel
                                         Title:   V.P.- Treasurer


                                   CHASE MANHATTAN BANK DELAWARE,
                                   as Delaware Trustee


                                   By:      /s/ John J. Cashin

                                         Name:  John J. Cashin
                                         Title:    Vice-President
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                                                                       EXHIBIT A





                             CERTIFICATE OF TRUST OF
                              MONY CAPITAL TRUST I


         THIS Certificate of Trust of MONY Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
C. Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is MONY Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 North Market Street, Wilmington, Delaware 19801, Attn: Corporate Trustee Administration Department.

         3. Effective Date. This Certificate of Trust will be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                              CHASE MANHATTAN BANK DELAWARE, as Delaware Trustee


                              By:___________________________________
                                    Name:
                                    Title: